UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2022

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Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, Massachusetts 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 2, 2022, Compass Therapeutics, Inc. (the “Company”) and certain accredited investors (each an “Investor” and collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investors in a private placement (the “Private Placement”) an aggregate of 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $3.21 per share. The purchase price represents a price that is no lower than the average closing price of the Company’s common stock on the Nasdaq Capital Market for the five trading days immediately preceding the signing of the Securities Purchase Agreement.

The Private Placement is anticipated to close no later than November 8, 2022, subject to the satisfaction of customary closing conditions. The Company anticipates receiving gross proceeds from the Private Placement of approximately $80 million, before deducting fees to the placement agents and other offering expenses payable by the Company. Jefferies LLC, SVB Securities LLC and Stifel, Nicolaus & Company, Incorporated acted as placement agents in the Private Placement. The Company intends to use the net proceeds from the Private Placement, together with existing cash and cash equivalents, to fund clinical development of CTX-009, CTX-471, CTX-8371, the preclinical development of other programs, research activities as well as working capital and other general corporate purposes. The proceeds from the private placement are expected to extend the Company’s cash runway into 2026. The Securities Purchase Agreement contains customary representations and warranties and covenants, as well as rights in favor of one Investor to appoint one individual to the Company’s Board of Directors, as described in greater detail under Item 5.02 below.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by references to the full text of such agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors also entered into a Registration Rights Agreement, dated November 2, 2022 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) promptly, and in any event within 30 days of the closing, and to use commercially reasonable efforts to cause the registration statement to be declared effective by February 1, 2023. The Company and the Investors have granted customary indemnification rights to each other in connection with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by references to the full text of such agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

On November 2, 2022, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Securities Purchase Agreement, the Company has agreed to appoint James P. Boylan, the Chief Executive Officer of Enavate Sciences, as a Class II director to join the Board of Directors (the “Board”) of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2025. On November 1, 2022, the Board appointed Mr. Boylan to join as a director of the Board, effective upon the closing of the Private Placement. The Board determined that Mr. Boylan is independent within the meaning of Nasdaq’s listing rules.

Mr. Boylan, aged 55, is the Chief Executive Officer of Enavate Sciences, a portfolio company of Patient Square Capital. Mr. Boylan is an experienced executive, entrepreneur and innovator with nearly three decades of health care experience. Prior to joining Enavate Sciences in May 2022, Mr. Boylan was the President and Head of Investment Banking of SVB Leerink, which he joined in May 2009 and where he architected and led the transformation of Leerink Swann into an industry-leading health care investment bank that was acquired by SVB Financial in 2019. Across his 12 years at SVB Leerink and prior 12 years as a Managing Director at Merrill Lynch, Mr. Boylan has worked with numerous healthcare and biotechnology companies to develop strategy and complete transactions in capital markets and mergers & acquisitions. Mr. Boylan has a broad network of CEO, CFO, board member, venture capital and investor relationships in the health care field. Mr. Boylan earned an MBA in finance from the Columbia Business School and a BS in finance from Lehigh University.

There are no family relationships between Mr. Boylan, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. Mr. Boylan is not a party to any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Act, and there are no arrangements or understandings between Mr. Boylan and any other persons pursuant to which he was selected as a director. The Company has not yet determined the compensation that Mr. Boylan will receive, if any, for his service as a director on the Board. In addition, Mr. Boylan will enter into a customary indemnification agreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1*	Press release issued on November 2, 2022 titled “Compass Therapeutics announces $80 million private placement”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: November 2, 2022	By:	/s/ NEIL LERNER
Neil Lerner
VP Finance